SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549






                            F O R M   8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






Date of Report (Date of earliest event reported): January 15, 1998


                         COGNIZANT CORPORATION
      (Exact Name of Registrant as Specified in its Charter)



Delaware                            001-12275           06-1450569
(State or other Jurisdiction (Commission File number) (I.R.S.Employer
of Incorporation)                                    Identification No.)




200 Nyala Farms, Westport, Connecticut                  06880
(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code:  (203) 222-4200






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Item 5.  Other Events



      The press release issued by Cognizant Corporation on January 15, 1998 is attached to this Form 8-K as an exhibit and incorporated by reference herein.


                            -2-


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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            COGNIZANT CORPORATION
                                                 (Registrant)



                                            -------------------

                                            By: Kenneth S. Siegel
                                                Senior Vice President,
                                                  General Counsel and
                                                  Secretary

Date: January 15, 1998


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

Exhibit
(1) Press Release issued January 15, 1998




Contact:  Joseph C. Allen
                                                        For Immediate Release
              (203) 222-4235


                COGNIZANT TRANSFORMED INTO TWO INDEPENDENT PUBLIC
                                   COMPANIES:
                      IMS HEALTH AND NIELSEN MEDIA RESEARCH
                      FOCUS ON HEALTHCARE AND MEDIA MARKETS
                    Accelerated Share Buy-back Planned in 1998


WESTPORT, Conn., Jan. 15 -- Cognizant Corporation (NYSE:CZT) today announced that its board of directors has approved a plan to separate into two publicly traded companies. The strategy would create IMS HEALTH as the premier global provider of information solutions to the pharmaceutical and healthcare industries, and establish an independent Nielsen Media Research, the leader in electronic audience measurement services. "IMS HEALTH and Nielsen Media become operating companies sharply focused on single industries," said Robert E. Weissman, Cognizant chairman and chief executive officer. "Their market leadership  positions plus strong franchise  performance enable excellent growth prospects. As independent corporations, each can better pursue business strategies tailored to unique customer needs, thus building shareholder value."

IMS HEALTH
IMS HEALTH incorporates IMS, the leading global provider of market information and decision-support services to the pharmaceutical and healthcare industries; Erisco, the premier supplier of software-based administrative and analytical solutions to the managed care industry; and Enterprises, the company's venture capital unit, focused on investments in emerging healthcare businesses. IMS HEALTH becomes the largest shareholder of Gartner Group, Inc. (NASDAQ:GART), the world's preeminent supplier of research and analysis to the information technology industry, an equity investment. IMS HEALTH will also own
Cognizant Technology Solutions, an outsourcer of software applications and development services specializing in Year 2000 conversion services. Operating in over 90 countries, IMS HEALTH annual revenue is expected to exceed $1 billion in 1997. Robert E. Weissman will be chairman and chief executive officer of IMS HEALTH upon completion of the transaction. Victoria R. Fash becomes president and chief operating officer of IMS HEALTH, concurrent with her present responsibilities as IMS chairman and chief executive officer. The IMS HEALTH executive management team includes: Tommy Bohman, vice chairman and president, IMS America; Gilles Pajot, vice chairman and president, IMS Europe; Shunsuke Keimatsu, chairman and chief executive officer, IMS Japan; Hans Biedermann, president, IMS Emerging Markets; James C. Newell, president, IMS Global Services; Anthony Bellomo, president, Erisco; Venetia Kontogouris, president, Enterprises; and Kumar Mahadeva, chairman and chief executive officer, Cognizant Technology Solutions.

"IMS HEALTH operates in the multi-billion dollar,
high-growth, global healthcare information market. Healthcare demand driven by an aging population, coupled with cost-containment pressure, are creating unprecedented opportunity," said Fash. "As the world's leading healthcare information services company, IMS HEALTH can deploy significant strategic advantages, including unparalleled global reach, financial strength, our reputation for objectivity, and proven products which give our customers the information insight critical to business success." "As an independent company, IMS is better positioned than ever to focus on our four key growth drivers. First, new products, such as the launch of prescription-based services, initially in the U.S., then Canada, and now in Europe as Xtrend(TM). Second, capitalizing on our global distribution channel for market extension into high-growth areas, as we are now doing with Sales Technologies' Cornerstone(TM) sales force automation suite. Third, geographic expansion, including building on our initial presence in China, India and Poland, and 1998 start-ups in Sri Lanka, Nepal, Namibia, Zimbabwe and Kenya. Fourth, moving into the broader healthcare information services arena to provide new products and services which our current and potential customers are requesting today. We're very bullish on our growth opportunities in this dynamic market," concluded Fash.

Nielsen Media Research
Nielsen Media Research, the leading source of television audience measurement services, is expected to generate 1997 revenue of over $350 million. The company, which will be headquartered in New York City, employs 2,100 professionals in the United States and Canada. Nielsen Media's National People Meter Service provides audience estimates for all national programming sources, including broadcast networks, cable networks and national syndicators. Local ratings services estimate audiences for each of 211 television markets in the U.S., including electronic metered service in 38 cities. John A. Dimling will serve as president and chief executive officer of Nielsen Media Research when it becomes an independent company. William G. Jacobi will become chairman of the board of directors. Dimling has been president and chief operating officer of Nielsen Media Research since 1993, having joined the company in 1985. Jacobi previously served as executive vice president of Cognizant Corporation, as well as chairman and chief executive officer of Nielsen Media Research. "Nielsen Media Research provides the information that supports the $40 billion television advertising market. The objectivity and reliability of our data have made Nielsen Media Research the preeminent franchise in our industry," said Dimling.
 "As an independent company, our strategy will be to use our strong cash flow to accelerate investment in the business to an all-time high," Dimling added. "This will provide Nielsen Media customers with improved service and enhanced products and services designed to meet their evolving needs. To stay a step ahead of the digital TV age, a heavy technology investment in the Active/Passive Meter is our top priority. We also plan to roll-out an unprecedented number of metered markets, with metered service to be launched in an additional six cities by the end of 1998. Separately, we are expanding our capabilities for the measurement of multi-media advertising, the usage of personal computers and the Internet."

Transaction Structure
The separation of Cognizant into two companies would be accomplished through a tax-free dividend of one share of IMS HEALTH stock for each Cognizant share held. Concurrent with the transaction, which is expected to occur mid-summer 1998, Cognizant Corporation will change its name to Nielsen Media Research. Both IMS HEALTH and Nielsen Media Research shares are expected to trade on the New York Stock Exchange. Cognizant intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the distribution. Completion of the transaction is subject to receipt of a favorable ruling from the IRS, and final approval by the Cognizant board of directors. "These two operating businesses have fundamentally different growth outlooks, operating characteristics and customer requirements," said Weissman. "We believe the ability to focus on their specific industries, and to deploy tailored strategies, will build value for customers and shareholders."

Financial Outlook
"The primary financial advantage to this transaction is unlocking the growth of IMS HEALTH," said Fash.  "Our initial 1998 guidance for
Cognizant's EPS growth was 17-to-20 percent. We are revising 1998 EPS growth guidance upward to the 21-to-24 percent range for IMS HEALTH. The revised IMS HEALTH EPS growth target excludes Nielsen Media Research and transaction costs associated with the spin (such as investment bank advisory fees)." Nielsen Media Research remains on target to achieve 10-to-12 percent revenue and operating income growth in 1998. "To further enhance value to shareholders, management is committed to substantially complete the repurchase of the 9.4 million shares remaining in the currently authorized repurchase program by the end of this year," said Fash. "This will improve earnings per share incremental to our 21-to-24 percent EPS growth range projected for IMS HEALTH." Cognizant's current dividend of $0.12 per share will continue through the effective date of the transaction. IMS HEALTH plans to adopt Cognizant's current dividend policy of $0.12 per share. Based on growth and capital allocation priorities, Nielsen Media Research does not anticipate paying a dividend. Cognizant expects to release pro forma balance sheet, cash flow and income statements for IMS HEALTH and Nielsen Media Research in late February. Cognizant's 1997 financial results, scheduled for release on February 18, 1998, remain on target to exceed 17-to-20 percent EPS growth, as previously indicated to investors. Additional information is available at Cognizant's website, www.cognizantcorp.com
                                                                ###
January 15, 1998


This press release includes statements which may constitute forward- looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of Cognizant, IMS HEALTH or Nielsen Media Research to differ materially from the forward-looking statements.
Factors which could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) to the extent they seek growth through acquisition, the ability to identify and consummate acquisitions on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for their businesses on a cost-effective basis, (iv) the ability to successfully achieve estimated effective tax rates and corporate overhead levels, (v) competition in the market for audience measurement services, (vi) regulatory and legislative initiatives, particularly in the area of medical privacy, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare, media, information technology or other industries in which their customers operate, (viii) the final allocation of assets and liabilities between IMS HEALTH and Nielsen Media Research, and other factors detailed in Cognizant's SEC filings.